UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A-1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2009

AFFINITY GOLD CORP.
(Exact name of registrant as specified in charter)

Commission File Number 333-142890

Nevada	26-4152475
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

7950 Main St., Suite #217
Maple Grove, MN  55369
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: 763-420-5092

Av. Arenales 335
Cercado, Lima, Peru
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Share Purchase Agreements

On March 4, 2009, Mr. Antonio Rotundo, our President, CEO, CFO and a director, entered into a share purchase agreement with Corey Sandberg, our Secretary, Treasurer and a director, whereby Mr. Rotundo agreed to sell 1,000,000 shares of his 34,800,000 shares of our issued and outstanding common stock to Mr. Sandberg for a purchase price of $1,666.67.

In addition, on March 4, 2009, Mr. Antonio Rotundo entered into a share purchase agreement with Johnny Lian Tian Yong, a newly appointed director of the Company, whereby Mr. Rotundo agreed to sell 6,000,000 shares of his 34,800,000 shares of our issued and outstanding common stock to Mr.  Lian for a purchase price of $10,000.00.

The closing of the foregoing stock purchase agreement took place on March 12, 2009, and as of such date Mr. Antonio Rotundo is the owner of 27,800,000 shares of our common stock representing approximately 43% of our issued and outstanding common stock, Mr. Corey Sandberg is the owner of 1,000,000 shares of our common stock representing approximately 1.5% of our issued and outstanding common stock, and Mr. Johnny Lian Tian Yong is the owner of 6,000,000 shares of our common stock representing approximately 9% of our issued and outstanding common stock.

The foregoing description of the stock purchase transactions do not purport to be complete and are qualified in their entirety by reference to the stock purchase agreements, which were filed as Exhibits 10.4 and 10.5 to the Form 8-K on March 11, 2009, and which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.4*	Share Purchase Agreement between Mr. Antonio Rotundo and Mr. Corey Sandberg, dated March 4, 2009.

10.5*	Share Purchase Agreement between Mr. Antonio Rotundo and Mr. Johnny Lian, dated March 4, 2009.

* Previously filed on Form 8-K on March 11, 2009 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 25, 2009

AFFINITY GOLD CORP.

By:	/s/ Corey Sandberg
Name:	Corey Sandberg
Title:	Secretary & Director